                                                                    EXHIBIT 99.1




                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                            BENSON PARTNERS I, L.P.


                             Dated December 7, 1993

                               TABLE OF CONTENTS
                               -----------------

                                                                    Page

ARTICLE I       DEFINITIONS.........................................   1

ARTICLE II      FORMATION...........................................   4
     2.1        Organization........................................   4
     2.2        Name of Partnership.................................   5
     2.3        Principal Office, Resident Agent, Registered
                Office..............................................   5
     2.4        Office..............................................   5
     2.5        Duration............................................   5

ARTICLE III     PURPOSES AND POWERS.................................   5
     3.1        Purposes............................................   5
     3.2        Powers..............................................   6

ARTICLE IV      THE GENERAL PARTNER.................................   7
     4.1        Powers of the General Partner.......................   7
     4.2        Actions Requiring Consent...........................   8
     4.3        Responsibilities of the General Partner;
                Meeting of Partners.................................   8
     4.4        Partnership Expenses................................   8
     4.5        Tax Filings.........................................   8
     4.6        Limitations on Power of the General Partner.........   9

ARTICLE V       TRANSFER OF INTERESTS; PLEDGES; WITHDRAWALS;
                ADDITIONAL LIMITED PARTNERS; LIMITED PARTNERS'
                POWERS..............................................   9
     5.1        Transfer of Interests...............................   9
     5.2        Withdrawal..........................................  10
     5.3        Expulsion...........................................  10
     5.4        Consequences of Withdrawal or Expulsion.............  10
     5.5        Amount Payable to Withdrawn Partner.................  10
     5.6        Timing of Withdrawal Payment........................  11
     5.7        Retention of Rights.................................  11
     5.8        Effect of Withdrawal as to Other Partners...........  11
     5.9        Additional Limited Partners.........................  12
     5.10       Limitations on Powers of the Limited Partners.......  12

ARTICLE VI      CAPITAL CONTRIBUTIONS...............................  12
     6.1        Initial Capital Contributions.......................  12
     6.2        Additional Capital Contributions....................  12
     6.3        Failure to Contribute...............................  13
     6.4        General Partner's Capital Contribution..............  13
     6.5        Capital Contributions by Institutional Limited
                Partners............................................  13


                                      (i)

ARTICLE VII     ALLOCATIONS AND INTERIM DISTRIBUTIONS...............  14
     7.1        Allocation..........................................  14
     7.2        Proration of Income and Deductions..................  15
     7.3        Contributed Property................................  15
     7.4        Interim Distributions...............................  16
     7.5        Assignor-Assignee Allocations.......................  16

ARTICLE VIII    DISSOLUTION OF THE PARTNERSHIP;
                WINDING UP AND LIQUIDATION..........................  16
     8.1        Dissolution.........................................  16
     8.2        Winding Up and Liquidation..........................  17
     8.3        Accounting on Dissolution...........................  17
     8.4        Application of Partnership Properties...............  17
     8.5        Option to Purchase Benson Corp. Stock Upon
                Certain Dissolution Event...........................  18
     8.6        Valuation of Assets and Related Matters.............  18

ARTICLE IX      NOTICES AND PAYMENTS................................  18
     9.1        Notices.............................................  18
     9.2        Payments............................................  19

ARTICLE X       CERTAIN REPRESENTATIONS,
                WARRANTIES AND AGREEMENTS...........................  19
     10.1       Status..............................................  19
     10.2       Authority...........................................  19
     10.3       No Breach or Default................................  19
     10.4       No Governmental Consents............................  20
     10.5       Investment Representation...........................  20
     10.6       Purchase of Securities of Target Company............  20
     10.7       Accuracy of Information.............................  20
     10.8       Compliance with Applicable Laws.....................  21

ARTICLE XI      POWER OF ATTORNEY...................................  21
     11.1       Grant of Power of Attorney..........................  21

ARTICLE XII     MISCELLANEOUS.......................................  22
     12.1       Binding Effect; Amendment...........................  22
     12.2       Section Headings....................................  22
     12.3       Governing Law.......................................  22
     12.4       Dispute Resolution..................................  22
     12.5       Severability........................................  22
     12.6       Waiver..............................................  22
     12.7       Cooperation.........................................  23
     12.8       Fiscal Year.........................................  23
     12.9       Investment of Partnership Funds.....................  23
     12.10      Indemnification.....................................  23
     12.11      Liability of Partners...............................  24
     12.12      Confidentiality.....................................  24
     12.13      No Third-Party Beneficiary..........................  25


                                     (ii)

     12.14      Counterparts........................................  25

PURCHASER'S REPRESENTATION LETTER

SCHEDULES

     Schedule A - Limited Partners
     Schedule B - Capital Commitments
     Schedule C - Participation

                                     (iii)

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            BENSON PARTNERS I, L.P.

     Agreement of Limited Partnership of Benson Partners I, L.P., dated December 7, 1993, by and among Benson Services, Inc., as the general partner, and the limited partners whose names are set forth on Schedule A attached hereto (each of the foregoing collectively, the "Partners" and individually, a "Partner").

                                R E C I T A L S:
                                - - - - - - - -

     WHEREAS, the General Partner (as defined below) and the Limited Partners (as defined below) have determined that it is in their best interests to form the Partnership (as defined below) in order to pursue an investment, directly or indirectly, in the securities of such company that is identified in a side letter agreement dated the date hereof between the General Partner and each of the Limited Partners (the "Target Company");

     NOW, THEREFORE, in consideration of the mutual covenants, representations and agreements as set forth herein, the Partners hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     "Act" means the Delaware Revised Uniform Limited Partnership Act, as may be
      ---
amended from time to time.

     "Additional Limited Partners" has the meaning ascribed to it in Section 5.9
      ---------------------------
of this Agreement.

     "Affiliate", as to any Person, means any other Person that directly or
      ---------
indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

     "Agreement" means this Agreement of Limited Partnership, as originally
      ---------
executed and as amended, modified, supplemented or restated from time to time.

     "Bankruptcy" of a Partner shall occur if a Partner (i) generally fails to
      ----------
pay or admits in writing his or its inability to pay his or its debts as they come due, (ii) files any petition or action for relief as to himself or itself under any bankruptcy, reorganization, insolvency or moratorium law, or any other similar law or laws for the relief of, or relating to, debtors, (iii) applies for or consents to a receiver, trustee or custodian for himself or it or a substantial portion of his or its property, or makes a general assignment for the benefit of creditors, or (iv) has an involuntary petition or action filed against him or it under any bankruptcy, reorganization or insolvency law or any similar law or laws, which petition or action remains undismissed for a period of 60 days.

     "Beneficial ownership" has the meaning ascribed to it pursuant to the
      --------------------
provisions of Rule 13d-3 under the Securities Exchange Act of 1934.

     "Benson Corp." means Benson Eyecare Corporation, a Delaware corporation.
      ------------

     "Capital Account", as to each Partner, means an account (a) to which is
      ---------------
credited the cash and the agreed value of any property contributed to the Partnership by such Partner as a Capital Contribution, as the value of such Capital Contribution is adjusted pursuant to this Agreement, and the profit allocated to such Partner and (b) to which is charged the loss allocated to such Partner and the amount of cash and the fair market value (or, in the case of distributions under Section 5.5, the fair market value as of the date decided on by the General Partner under that Section) of any property distributed to such Partner.

     "Capital Call" means the aggregate amount of capital to be contributed to
      ------------
the Partnership from time to time by the Partners pursuant to Article VI.

     "Capital Commitment" means the amount of funds set forth opposite such
      ------------------
Partner's name on Schedule B.

     "Capital Contribution," as to any Partner, means the aggregate of all
      --------------------
contributions of such Partner pursuant to Article VI.

     "Certificate" means the Partnership's Certificate of Limited Partnership as
      -----------
defined in Section 2.1 of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Entity" means any corporation, association, partnership, joint venture,
      ------
trust, estate or other organization.

     "General Partner" means Benson Services, Inc. and its successors pursuant
      ---------------
to Section 8.1(e) hereof.

     "Indemnitee" has the meaning ascribed to it in Section 12.10 of the
      ----------
Agreement.

     "Individual Limited Partners" means the individuals designated on Schedule
      ---------------------------
A as Individual Limited Partners, as such schedule is amended from time to time.

     "Institutional Limited Partners" means the institutions designated on
      ------------------------------
Schedule A as Institutional Limited Partners, as such schedule is amended from time to time.

     "Limited Partners" means the Individual Limited Partners and the
      ----------------
Institutional Limited Partners designated on Schedule A as such Limited Partners, as such schedule is amended from time to time by the General Partner; provided, however, that the General Partner may only amend Schedule A upon the
- --------  -------
admission of any Person(s) to the Partnership as Additional Limited Partners pursuant to this Agreement.

     "Participation," as to any Partner, means the number set forth opposite
      -------------
such Person's name as listed on Schedule C, as such schedule is amended from time to time by the General Partner pursuant to this Agreement; provided,
                                                                --------
however, that the sum total of all Partners' Participations will at all times
- -------
equal one; provided, further, that the Participation of each Partner will be
           --------  -------
adjusted, and Schedule C thereby will be amended by the General Partner, upon the admission and initial Capital Contribution of an Additional Limited Partner so that such Partner's Participation is equal to the ratio of its Capital Account to the Capital Accounts of all Partners after adjusting the Capital Accounts of the Partners pursuant to Section 7.1 for the profit or loss through such date, including the profit or loss deemed realized attributable to the change in the book values of Partnership property pursuant to Section 5.9(b); provided, however, for purposes of this computation the Capital Account of the
- --------  -------
General Partner shall be first reduced by the excess of allocations to it under
Section 7.1(a)(iii)(y) over the losses allocated to it under Section 7.1(b)(i).

     "Partners" means the Persons designated as such in the recitals to this
      --------
Agreement, but excluding, from and after the date of such Withdrawal, any Person who has Withdrawn from the Partnership.

     "Partnership" means the limited partnership established pursuant to the
      -----------
provisions of the Act in accordance with the terms and conditions of this Agreement, as it may be amended from time to time.

     "Person" means any individual, Entity or group (as used in the Securities
      ------
Exchange Act of 1934, as amended, and the rules and regulations thereunder).

     "Prime Rate" means a fluctuating interest rate per annum as shall be in
      ----------
effect from time to time which rate per annum shall at all times be equal to the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate.

     "Redetermination Value" as to a Partner at any date means the balance that
      ---------------------
would be in its Capital Account if all the assets of the Partnership had been sold for their fair market value (which shall be, as to any Securities held by the Partnership, the closing sales price quoted regular way as of such date (except that if such Securities are trading "ex-dividend" or "ex-distribution", on such date, the Redetermination Value shall be adjusted to reflect the portion of the dividend or distribution to be received with respect to such Securities) for such Securities on the principal stock exchange or other trading market on which such Securities are traded less an amount equal to estimated brokerage commissions that would have been attributable to such a sale) as of such date and all Partnership liabilities had been paid as of such date.

     "Security Proceeds" has the meaning ascribed to it in Section 6.5(c) of
      -----------------
this Agreement.

     "Target Company" has the meaning ascribed to it in the recitals.
      --------------

     "Withdrawal" of a Partner means transfer of a Partnership interest in
      ----------
violation of Section 5.1, withdrawal in violation of Section 5.2, expulsion pursuant to Section 5.3 or Bankruptcy of a Partner. "Withdraw" and "Withdrawn"
                                                      --------       ---------
have correlative meanings.

     "Withdrawal Date" has the meaning ascribed to it in Section 5.4 of this
      ---------------
Agreement.

     "Withdrawal Payment" has the meaning ascribed to it in Section 5.5 of this
      ------------------
Agreement.

                                   ARTICLE II

                                   FORMATION
                                   ---------

     2.1     Organization.  (a) The Partners hereby form the Partnership
             ------------
pursuant to the provisions of the Act. The rights and liabilities of the Partners shall be, except as otherwise expressly provided in this Agreement, as provided in the Act.

     (b) The General Partner shall execute a Certificate of Limited Partnership (the "Certificate") pursuant to the provisions of the Act and cause the Certificate to be filed and recorded in all offices required by the Act. The General Partner shall also execute and record all amendments to the Certificate or additional certificates as may be required by this Agreement or by law.

     2.2     Name of Partnership.  The name of the Partnership shall be "Benson
             -------------------
Partners I, L.P." or such other name as the General Partner may from time to time designate.

     2.3     Principal Office, Resident Agent, Registered Office.  The principal
             ---------------------------------------------------
office of the Partnership shall be Suite B-302, 555 Theodore Fremd Avenue, Rye, New York 10580 or any other place determined by the General Partner. The name and address of the registered agent for service of process in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     2.4     Office.  The books and records of the Partnership shall be
             ------
maintained at the principal place of business of the Partnership or such other place as the General Partner shall determine and so inform the Limited Partners.

     2.5     Duration.  The term of the Partnership shall commence on the date
             --------
the Certificate is filed and shall continue until December 31, 1994 or the earlier dissolution and termination of the Partnership pursuant to the provisions of Article VIII hereof.

                                  ARTICLE III

                              PURPOSES AND POWERS
                              -------------------

     3.1     Purposes.  The purposes of the Partnership are:
             --------

     (a) to purchase, acquire, trade and invest in up to 9.9% of the common voting securities (the "Securities") of the Target Company, either directly or indirectly, pursuant to open-market or negotiated purchases, a tender offer or otherwise;

     (b) to hold, sell, exchange, transfer, mortgage, pledge or otherwise dispose of the Securities of the Target Company, either directly or indirectly, and otherwise exercise all rights, powers, privileges and other incidents of ownership or possession with respect to the Securities of the Target Company and other Partnership property;

     (c) to borrow or raise moneys, and, from time to time without limitation as to amount or manner and time of repayment, to issue, accept, endorse and execute promissory notes, drafts, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of such other obligations of the Partnership by mortgage upon, or other hypothecation of, all or part of the property of the Partnership, including the Securities of the Target Company, whether at the time owned or thereafter acquired all for the purpose of furthering the affairs of the Partnership; and

     (d) to enter into, make and perform all contracts and undertakings, and engage in all activities and transactions, as the General Partner deems necessary or advisable, to carry out the foregoing objects and purposes.

     3.2     Powers.  The Partnership shall have all such powers as are
             ------
necessary or appropriate to carry out the purposes of the Partnership, including, without limitation, the following powers; provided, however, that the
                                                     --------  -------
Partnership shall hold no assets other than cash and Securities of the Target
Company:

     (a) to acquire and hold Securities of the Target Company and to take any actions incident thereto;

     (b) to sell, exchange, transfer or otherwise dispose of any Securities of the Target Company pursuant to open-market or negotiated sale, a bona fide tender offer from any Person (including any Affiliate of the General Partner) to purchase the Securities, or otherwise;

     (c) to have and maintain one or more offices within or without the State of Delaware and in connection therewith to do such acts and things and incur such expenses as may be necessary or advisable in connection with the maintenance of such office or offices and the conduct of the business of the Partnership;

     (d) to open, conduct and close accounts with brokers and/or dealers and to pay the commissions, fees and other charges applicable to transactions in all such accounts;

     (e) to open, maintain and close accounts with one or more banks or other financial institutions, and to draw checks and other orders for the payment of money;

     (f) to borrow money or guarantee indebtedness of others in furtherance of the purposes set forth in Section 3.1 and, subject to applicable margin regulations, to secure the payment of such borrowings, guarantees or other obligations of the Partnership by the pledge of, or the grant of security interests in, all or part of the assets of the Partnership; provided, however, that any such borrowing or guarantee by the
             --------  -------
Partnership shall be on a basis that is recourse only to the Partnership if such borrowing or guarantee is unsecured or the Partnership assets securing such borrowing or guarantee if such borrowing or guarantee is secured; and

     (g) to take such other actions as the General Partner may deem necessary or advisable in connection with the foregoing, including, without limitation, the retention of agents, independent contractors, attorneys, accountants and investment counselors and the preparation and filing of all Partnership tax returns.

                                 ARTICLE IV

                              THE GENERAL PARTNER
                              -------------------

          4.1  Powers of the General Partner.  The operations and affairs of the
               -----------------------------
Partnership shall be administered exclusively by the General Partner, which, subject to the provisions of this Agreement, shall have all power and authority specifically conferred upon the Partnership or the General Partner pursuant to this Agreement and full power and authority to take all action necessary or appropriate to carry out the purposes of the Partnership as set forth in Article
III. Without limiting the foregoing and subject to the provisions of this Agreement, the General Partner shall have the sole and exclusive right, power and authority on behalf of the Partnership (i) to determine the amount, timing and price of any open market purchases and sales of Securities of the Target Company, (ii) to decide whether, when, at what price and on what other terms and conditions to initiate, continue or accept a tender offer for Securities of the Target Company (including any tender offer initiated by an Affiliate of the General Partner), (iii) to decide whether to amend, suspend or discontinue any tender offer for Securities of the Target Company, (iv) generally to purchase, sell or otherwise acquire or dispose of Securities of the Target Company in its discretion, (v) to negotiate and execute any and all agreements with the Target Company and/or its directors, officers or shareholders, (vi) to determine and enter into any borrowing or other financing arrangements with any third parties, and (vii) to vote or otherwise act on behalf of the Partnership, by proxy, consent or otherwise, in respect of any voting of Securities of the Target Company; provided, however, that nothing contained in this Agreement (or any
         --------  -------
fiduciary obligation arising hereunder or under any law) shall preclude the General Partner and its

Affiliates from commencing a tender offer with respect to the Securities of the Target Company, from acquiring the Securities of the Target Company or from engaging in any other securities activities. All determinations and judgments made by the General Partner in good faith and in accordance with the terms of this Agreement shall be conclusive and binding on all Partners; provided,
                                                                --------
further, that the foregoing shall not affect the liability and obligations of
- -------
the General Partner, the Partners and the Partnership that are specifically provided in Sections 12.10 and 12.11.

          4.2  Actions Requiring Consent.  Except as set forth in Sections 4.4
               -------------------------
and 5.9, the consent of the General Partner and Limited Partners holding at least 75% of all Participations shall be necessary to amend this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the prior written consent of the General Partner shall be necessary to permit the transfer of a Limited Partner's interest in the Partnership to any Entity.

          4.3  Responsibilities of the General Partner; Meeting of Partners.
               ------------------------------------------------------------
The General Partner shall devote such time to managing the business of the Partnership as it reasonably deems necessary to perform its duties as set forth in this Agreement. The General Partner shall conduct meetings, by telephone or otherwise, of the Partners once each month, or more frequently as may be reasonably requested by any of the Partners, to inform the Limited Partners with respect to the Partnership's business and affairs. The General Partner will make the books and records of the Partnership available for inspection by any of the Limited Partners.

          4.4  Partnership Expenses.  The Partnership will be responsible and
               --------------------
will pay, or reimburse the General Partner, for its organizational and operating expenses (not to exceed $75,000 in the aggregate, subject to increase with the consent of Limited Partners holding at least 50% of all Participations), including all legal, auditing, accounting, brokerage, finder, placement, investment banking, interest, filing and other fees or expenses incurred by the Partnership or by the General Partner in connection with the business and activities of the Partnership, including, without limitation, expenses so incurred by the General Partner prior to the formation of the Partnership. Except as expressly provided above, no Partner other than the General Partner shall incur any costs or expenses on behalf of the Partnership without the prior consent of the General Partner.

          4.5  Tax Filings.  The General Partner, at the expense of the
               -----------
Partnership, shall prepare and file, or cause to be prepared and filed, a federal income tax information return in compliance with the applicable provisions of the Code, and any required state and local tax and information returns, for each tax year of the Partnership, which year shall end on December 31 unless otherwise required by law. The General Partner shall make such tax elections as it deems necessary or appropriate, including the making or revocation of an election under Section 754 of the Code. The Partners designate the General Partner as the tax matters partner of the Partnership pursuant to
Section 6231(a)(7) of the Code and authorize the General Partner to take any and all action necessary to confirm such designation.

          4.6  Limitations on Power of the General Partner.  The General
               -------------------------------------------
Partner, without the prior written consent of, or ratification by, all of the Partners, shall have no authority to:

          (a) do any act in contravention of the Certificate, as such Certificate may be amended from time to time;

          (b) do any act which would make it impossible to carry out the purposes of the Partnership; and

          (c) possess Partnership property, or assign its General Partner's rights in specific Partnership property, for other than a Partnership purpose.

                                   ARTICLE V

                  TRANSFER OF INTERESTS; PLEDGES; WITHDRAWALS;
             ADDITIONAL LIMITED PARTNERS; LIMITED PARTNERS' POWERS
             -----------------------------------------------------

          5.1  Transfer of Interests.  (a) No Limited Partner may assign,
               ---------------------
transfer, pledge or otherwise encumber, in whole or in part, its interest in the Partnership or in any Securities contributed to the Partnership, without (i) the prior written consent of the General Partner, which consent may be withheld for any reason and (ii) the receipt by the General Partner not less than ten business days prior to the date of any proposed transfer of a written opinion of counsel satisfactory to the General Partner as to such matters as the General Partner may reasonably request including, without limitation, that such transfer would not result in: (i) a violation of the United States Securities Act of 1933, as amended, or any "Blue Sky" laws or other securities laws of any state of the United States applicable to the Partnership or the Partnership interest to be transferred; (ii) the Partnership being required to register, or seek an exemption from registration, as an investment company under the Investment Company Act of 1940, as amended; or (iii) the Partnership being treated as an association taxable as a corporation for Federal income tax purposes. The transferring Limited Partner agrees that it will pay all expenses, including reasonable attorneys' fees, incurred by the Partnership in connection with such transfer.

          (b) The General Partner may not assign, transfer, pledge or otherwise encumber, in whole or in part, its interest as general partner in the Partnership without the prior written consent of all Partners.

          5.2  Withdrawal.  No Partner shall Withdraw from the Partnership
               ----------
without the prior written consent of the General Partner.

          5.3  Expulsion.  A Partner may be expelled from the Partnership by the
               ---------
General Partner at any time in its sole discretion, including, but not limited to, (a) breach of this Agreement in any material respect or in conduct that materially and prejudicially affects the carrying on of Partnership affairs, (b) failure to make any contribution of capital in accordance with Article VI of this Agreement when requested by the General Partner to do so, or (c) Bankruptcy of such Partner.

          5.4  Consequences of Withdrawal or Expulsion.  If a Partner Withdraws
               ---------------------------------------
from the Partnership, then, effective as of the date on which such Partner gives notice in writing to the Partnership or the date on which the Partnership gives notice in writing to the Partner, as the case may be (the "Withdrawal Date"), such Withdrawn Partner shall cease to share in the profit or loss of the Partnership, and shall cease to be responsible for liabilities incurred subsequent to such date. Such Withdrawn Partner shall be responsible for any damages to the Partnership or to the other Partners caused by such Withdrawal, including, without limitation, lost profits and consequential damages. The remaining Partners shall be entitled to continue the business of the Partnership and shall be entitled to possess all Partnership property. A Partner who Withdraws from the Partnership shall thereupon cease to be a Partner and shall no longer have any right to vote or to consent to any action taken or proposed to be taken pursuant to this Agreement, including, without limitation, any action provided in Section 4.2.

          5.5  Amount Payable to Withdrawn Partner.  The Withdrawn Partner shall
               -----------------------------------
be entitled to receive from the Partnership an amount equal to the excess, if any, of (a) the Redetermination Value of the Withdrawn Partner's interest in the Partnership at the Withdrawal Date over (b) the amount of damages, if any, owed by such Partner pursuant to Section 6.3 plus, without duplication, the amount of damages to the remaining Partners caused by such Withdrawal including, without limitation, lost profits and consequential damages (such excess, if any, being called the "Withdrawal Payment"). Such Withdrawal Payment shall not accrue interest from the date of Withdrawal to the date of payment. The amount of the Withdrawal Payment shall be determined by the holders of a majority of the Participations of the remaining Partners, whose determination, absent manifest error, shall be final and binding on the Withdrawn Partner and the Partnership.

          For purposes of the foregoing, a decline in the value of Securities of the Target Company shall be presumed, absent compelling evidence to the contrary, to have been caused by such Withdrawal for a period of three months following the earlier of such Withdrawal or the public announcement of a Partner's intent to Withdraw. The Withdrawn Partner shall not have any right to receive any profits attributable to the use of its rights in Partnership property after the Withdrawal Date. The Withdrawal Payment shall be payable in cash or in kind or in a combination thereof, at the option of the General Partner at the time of payment, and to the extent paid in kind, the assets so used shall be valued at their fair market value as of the date of payment or the Withdrawal Date, which date shall be decided upon by the General Partner. The fair market value of any publicly-traded Securities held by the Partnership shall be the closing sales price quoted regular way as of such date (except that if such Securities are trading "ex-dividend" or "ex-distribution", on such date, the fair market value shall be adjusted to reflect the portion of the dividend or distribution to be received with respect to such securities) for such Securities on the principal stock exchange or other trading market on which such Securities are traded.

          5.6  Timing of Withdrawal Payment.  The Withdrawal Payment shall be
               ----------------------------
paid not later than the date of dissolution and liquidation of the Partnership.

          5.7  Retention of Rights.  The rights provided for in this Article V
               -------------------
shall be in addition to any other rights and remedies of the Partnership and the remaining Partners which arise at law or in equity by virtue of a Withdrawal by a Partner from the Partnership in contravention hereof.

          5.8  Effect of Withdrawal as to Other Partners.  If a Partner
               -----------------------------------------
Withdraws, the other Partners shall share in the profits, losses and distributions (other than the Withdrawal Payment) otherwise allocable to such Withdrawn Partner in the ratio of their respective Participations.

          5.9  Additional Limited Partners.  (a) The General Partner may from
               ---------------------------
time to time admit additional Limited Partners ("Additional Limited Partners") to the Partnership and may amend this Agreement acting alone to reflect such admission without the consent of all Partners. The General Partner shall have the authority to discuss the terms of admission, amount of Participation and Capital Commitment with any prospective Additional Limited Partner, and, establish the terms of admission, amount of Participation and Capital Commitment with such Additional Limited Partner.

          (b) Upon the admission and initial Capital Contribution of an Additional Limited Partner, the carrying values of the Partnership's assets will be adjusted to equal their respective fair market values as determined under the principles of Section 5.5 and in a manner consistent with the Additional Limited Partner's Participation and Capital Commitment.

          5.10  Limitations on Powers of the Limited Partners.  The Limited
                ---------------------------------------------
Partners shall not participate in the management or control of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for the Partnership or to bind the Partnership in any other way. The Limited Partners shall have no right or authority to be consulted with respect to any affairs of the Partnership or to vote on matters other than the matters on which the Limited Partners may vote, or as to which the consent of the Partners is required, as set forth in this Agreement. Notwithstanding the foregoing, the General Partner may also be a Limited Partner.

                                   ARTICLE VI

                             CAPITAL CONTRIBUTIONS
                             ---------------------

          6.1  Initial Capital Contributions.  Each Limited Partner shall, on
               -----------------------------
the date hereof, make an initial capital contribution to the Partnership in an amount equal to 10% of such Partner's Capital Commitment.

          6.2  Additional Capital Contributions.  Each Partner shall, upon the
               --------------------------------
terms and conditions specified below, make additional capital contributions to the Partnership from time to time when notified of Capital Calls by the General Partner; provided, however, that (i) the General Partner shall make Capital
         --------  -------
Calls only when and to the extent that it reasonably considers necessary to fund purchases of Securities of the Target Company through the Partnership or to pay Partnership expenses, and (ii) the aggregate amount of all Capital Calls of any Partner may not exceed such Partner's Capital Commitment. Within three business days of receiving notice of an Capital Call from the General Partner, each of the Partners (including the General Partner) shall make a capital contribution to the Partnership in an amount equal to the product of such Capital Call and the ratio of its Participation to the Participations of all Partners who have not Withdrawn. Except as provided in Section 6.5, all capital contributions made pursuant to this Article VI shall be in cash.

          6.3  Failure to Contribute.  If a Partner fails to contribute any
               ---------------------
amount required under Section 6.1 or 6.2, such Partner shall be responsible, in the sole discretion of the General Partner, for any damages to the Partnership caused by such failure, as well as for the amount required to be contributed plus interest thereon at the Prime Rate plus 5% from the date that such contribution is due until the date such contribution is made.

          6.4  General Partner's Capital Contribution.  The General Partner
               --------------------------------------
shall make an aggregate capital contribution to the Partnership in an amount equal to at least one percent of the aggregate Capital Contributions of the Partners. The General Partner's Capital Contribution shall be paid to the Partnership at such time as the General Partner, in its discretion, shall determine.

          6.5  Capital Contributions by Institutional Limited Partners.  For
               -------------------------------------------------------
purposes of Sections 6.1 and 6.2, the Institutional Limited Partners may, with the consent of the General Partner, satisfy their Capital Contributions in the following manner:

          (a) Following notification of a Capital Call by the General Partner, the Partnership shall purchase Securities on behalf of such Institutional Limited Partner with a market value equal to the product of such Capital Call and the ratio of such Institutional Limited Partner's Participation to the Participations of all Partners who have not Withdrawn. Such Securities shall be registered in the name of such Institutional Limited Partner and shall be delivered to such Institutional Limited Partner to hold on behalf of the Partnership. Upon delivery of such Securities, such Institutional Limited Partner shall pay the Partnership's designated broker the purchase price (including commissions) of such Securities.

          (b) Each Institutional Limited Partner agrees (i) to deliver to the Partnership a proxy which authorizes the General Partner to exercise all voting rights with respect to such Securities, (ii) to deliver promptly to the Partnership all notices, reports and documents received with respect to such

Securities, (iii) not to sell, assign, pledge, transfer or otherwise encumber such Securities and (iv) to take only such actions with respect to such Securities as are directed by the General Partner. Each Institutional Partner hereby grants to the Partnership a first-priority security interest in such Securities and all proceeds relating thereto to the extent of the balance of such Partner's Capital Account. An Institutional Partner's Capital Account will be reduced to the extent of any Security Proceeds such Institutional Partner fails to remit to the Partnership upon the request of the General Partner.

          (c) All Securities held by an Institutional Limited Partner pursuant to this Section 6.5 shall be treated as Partnership property for all purposes under this Agreement, including any cash, Securities or other property, including any rights to subscribe for additional Securities, which such Institutional Partner may thereafter receive upon or in respect of such Securities, whether by dividend, liquidation or other distribution (collectively "Security Proceeds").

          (d) Each Institutional Limited Partner agrees to provide the General Partner immediately upon request with evidence that such Institutional Limited Partner continues to hold such Securities as the General Partner may request.

                                 ARTICLE VII

                     ALLOCATIONS AND INTERIM DISTRIBUTIONS
                     -------------------------------------

     7.1  Allocation.  (a) Profit of the Partnership for any period shall be
          ----------
allocated to the Partners' Capital Accounts in the following manner:

     (i) first, to the General Partner to the extent that the aggregate loss previously allocated to it under Section 7.1(b)(iii) exceeds the profit previously allocated to it under this Section 7.1(a)(i);

     (ii) second, among the Partners in proportion to, and to the extent of, the amount by which the aggregate loss previously allocated to each such Partner under Section 7.1(b)(ii) exceeds the profit previously allocated to such Partner pursuant to this Section 7.1(a)(ii); and

     (iii) third, (x) 80% to the Partners in proportion to their relative Participations and (y) 20% to the General Partner.

     (b) Loss of the Partnership for any period shall be allocated to the Partners' Capital Accounts in the following manner:

     (i) first, (x) 80% to the Partners in proportion to their relative Participations and (y) 20% to the General Partner until the cumulative losses allocated to the General Partner under this Section 7.1(b)(i)(y) equal the cumulative profit previously allocated to it under Section 7.1(a)(iii)(y);

     (ii) second, among the Partners in proportion to, and to the extent of, their positive Capital Account balances; and

     (iii)  third, to the General Partner.

     (c) The net profit or loss of the Partnership shall be determined in accordance with generally accepted accounting principles, with marketable securities shall be carried at cost and profit or loss recorded when realized except as otherwise expressly provided herein. Partnership profit (and loss) shall include any increase (decrease) in the carrying value of Partnership assets under Section 5.9(b) and the excess (deficit) of the value of distributed property charged to the Capital Account of the distributee Partner over (under) the Partnership's carrying value for the distributed property.

     (d) Except as otherwise provided herein, allocations and computations pursuant to this Section 7.1 shall be made as of the close of the last day of the Partnership's fiscal year.

     7.2  Proration of Income and Deductions.  Solely for U.S. federal, state
          ----------------------------------
and local income tax purposes, and not for purposes of computing Capital Account balances, taxable income, gain, loss, deductions and credits shall be allocated by the General Partner among the Partners to take into account, as nearly as practicable, the extent to which changes in the value of the Partnership's assets have resulted in credits and debits to the Capital Accounts of such Partners.

     7.3  Contributed Property.  Profit or loss with respect to property
          --------------------
contributed to the Partnership shall be computed based on the agreed value of such property at the time of the contribution. For U.S. federal and state income tax purposes, allocations of profit or loss will be made under section 704(c) of the Code to take account of the difference between the basis of such property to the Partnership and its agreed market value at the time of the contribution, but such allocations pursuant to section 704(c) of the Code shall not affect the computation or allocation of profit or loss for purposes of
Section 7.1.

     7.4  Interim Distributions.  The General Partner may distribute securities
          ---------------------
or other property constituting all or any portion of the Partnership assets in cash or in kind in such amounts as the General Partner shall determine in its sole discretion, and any such distribution shall be made to the Partners in accordance with the positive balances in such Partners' Capital Accounts; provided, however, that in the case of securities, no such distributions shall
- --------  -------
be made unless such securities are freely tradeable in the public securities market of the United States without registration under the Securities Act of 1933; and further provided, however, that on a sale of Securities to the General
      --- ------- --------  -------
Partner or its Affiliate, the General Partner's pro rata interest in the Securities to be disposed of may be distributed to the General Partner rather than being sold by the Partnership and the proceeds being distributed to the General Partner. For purposes of determining the value of the assets of the Partnership at any time distributed in kind pursuant to this Section 7.4, the assets of the Partnership shall be valued in the manner provided for in Section
5.5 or, if necessary, in the manner reasonably determined by the General
Partner.

     7.5  Assignor-Assignee Allocations.  The Partnership shall allocate taxable
          -----------------------------
items attributable to a Partner's interest that is assigned between the assignor and assignee based on an interim closing of the books of the Partnership.

                                  ARTICLE VIII

                        DISSOLUTION OF THE PARTNERSHIP;
                          WINDING UP AND LIQUIDATION
                       ---------------------------------

     8.1  Dissolution.  The earlier to occur of any of the following events
          -----------
shall work an immediate dissolution of the Partnership:

     (a) the acquisition by Benson Corp. of greater than 50% of the Securities of the Target Company;

     (b) the disposition by the Partnership of all Securities of the Target Company held, directly or indirectly, by them;

     (c) the expiration of the term of the Partnership pursuant to Section 2.5 of this Agreement;

     (d) the consent to dissolution of the Partners holding at least 75% of the Participations;

     (e) the resignation, dissolution, insolvency or Bankruptcy of the General Partner, provided, that the Partnership shall not be dissolved if, within 90 days after such withdrawal, all Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such withdrawal, of one or more additional General Partners; or

     (f) the occurrence of any other event that would cause a dissolution of the Partnership by operation of law.

     Any dissolution of the Partnership shall be effective on the date the event occurs giving rise to the dissolution, but the Partnership shall not terminate until all its affairs have been wound up and its assets distributed as provided in this Article VIII.

     8.2  Winding Up and Liquidation.  Subject to the provisions of Sections
          --------------------------
5.4, in the event of the dissolution of the Partnership for any reason, the General Partner shall commence to wind up the affairs of the Partnership and to distribute all of its assets. In winding up the affairs of the Partnership, the General Partner may take any and all action as it may determine to be in the best interest of the Partners (including, without limitation, any arrangements to be made with creditors, whether and to what extent and under what terms the assets of the Partnership, including the Securities of the Target Company, are to be sold or distributed in kind to the Partners, and the amount or necessity of establishing cash or other reserves to cover contingent and/or other liabilities of the Partnership). Unless otherwise agreed by all the Partners, no distribution of Securities shall be made unless such Securities are freely tradeable in the public securities market of the United States without registration under the Securities Act of 1933.

     8.3  Accounting on Dissolution.  Subject to the provisions of Section 5.4,
          -------------------------
upon dissolution of the Partnership an accounting shall be made of the Partnership's assets, liabilities and operations from the date of the last previous accounting to the date of dissolution. Profit or loss realized subsequent to the date of dissolution shall be allocated in accordance with
Article VII. As to each asset other than cash, gain or loss shall be allocated and proper adjustments made to the Capital Accounts of the Partners as if such asset had been sold for its then fair market value, as determined pursuant to
Section 8.6.

     8.4  Application of Partnership Properties.  In winding up the affairs of
          -------------------------------------
the Partnership, the assets of the Partnership, in cash or in kind, shall be applied in the following order of priority:

     (a) In payment of all liabilities of the Partnership to creditors. If any liability is contingent or uncertain in amount, a reserve will be established in such amount as the General Partner deems reasonably necessary. Upon the satisfaction or other discharge of such contingency, the amount of the reserve not required, if any, will be distributed in accordance with the remainder of this Section 8.4; and

     (b) In payment of any remaining assets to the Partners in proportion to each Partner's Capital Account.

     (c) In the event that, at the time of dissolution of the Partnership, there is a negative balance in the Capital Account of any Partner, such Partner shall, prior to any distribution in accordance with this Section, make contributions in cash to the Partnership sufficient to eliminate such negative balance, and all other Partners may, at their option, take such action as such Partners deem appropriate to obtain payment by such Partner of such amount, together with interest thereon at the Prime Rate plus 5%, from the date that such contribution is due, at the cost and expense of the Partner owing such additional contribution.

     8.5  Option to Purchase Benson Corp. Stock Upon Certain Dissolution Event.
          --------------------------------------------------------------------
In the event of a dissolution of the Partnership pursuant to Section 8.1(a) of this Agreement, each Limited Partner may elect to receive, in whole or in part, in lieu of any distribution in cash or in kind of the assets of the Partnership pursuant to Section 8.4 of this Agreement, that number of registered shares of common stock, par value $0.01 per share, of Benson Corp. equal to the positive balance of such Partner's Capital Account divided by $8. Benson Corp. agrees to contribute such stock to the Partnership upon the request of the General Partner in fulfillment of the Partnership's obligations pursuant to this Section 8.5.

     8.6  Valuation of Assets and Related Matters.  Any non-cash assets of the
          ---------------------------------------
Partnership shall be valued for purposes of accounting upon dissolution pursuant to Section 8.3 at their fair market value as determined by the General Partner, it being understood that, if possible, Securities shall be valued in the manner provided for in Section 5.5.

                                   ARTICLE IX

                              NOTICES AND PAYMENTS
                              --------------------

     9.1  Notices.  All notices and demands required or permitted under this
          -------
Agreement shall be in writing, and may be delivered personally or sent by facsimile transmission, telex or certified or registered mail, postage prepaid, to the Partners at their respective addresses as shown from time to time on the records of the Partnership. Any Partner may specify a different address by notifying the other Partners in writing of such different address. Any such notice or demand shall be deemed given or made when received.

     9.2  Payments.  All payments hereunder shall be made in U.S. dollars by
          --------
certified or official bank check drawn against (or, if requested by the party to receive a payment, by wire transfer of) next day funds.

                                   ARTICLE X

                            CERTAIN REPRESENTATIONS,
                           WARRANTIES AND AGREEMENTS
                           -------------------------

     Each of the Partners represents and warrants to, and agrees with, the other Partners as follows:

     10.1  Status.  If applicable, such Partner is duly incorporated or duly
           ------
organized, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be. Such Partner has full power and authority to own its property and to carry on its business as now conducted. Such Partner is (i) an individual who is a citizen of the United States or (ii) a corporation or partnership created or organized under the laws of the United States or any political subdivision thereof.

     10.2  Authority.  Such Partner has full power and authority to execute and
           ---------
deliver this Agreement and to carry out his or its obligations hereunder in accordance with the terms and provisions hereof. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or partnership action on the part of such Partner. This Agreement constitutes the valid and legally binding obligation of such Partner, enforceable against him or it in accordance with its terms, except as enforceability may be limited by equitable principles regardless of whether considered at law or in equity, or by bankruptcy, insolvency, reorganization and other similar laws now or hereafter in effect relating to creditors' rights generally.

     10.3  No Breach or Default.  The execution, delivery and performance by
           --------------------
such Partner of this Agreement and the transactions contemplated hereby will not constitute a breach of any term or provision of, or a default under, (a) any outstanding indenture, mortgage, loan or agreement or other similar contract or agreement to which such Partner or any of its Affiliates is a party or by which it or any of its Affiliates or its or their property is bound, (b) its certificate or articles of incorporation or by-laws or other constituent documents, (c) any law, rule or regulation, or (d) any order, writ, judgment or decree having applicability to it.

     10.4  No Governmental Consents.  No consent, license, approval or
           ------------------------
authorization of any governmental body, authority, bureau or agency is required on the part of such Partner or any of its Affiliates in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated herein.

     10.5  Investment Representation.  (a) Each Limited Partner is acquiring his
           -------------------------
or its interest in the Partnership for his or its own account, for investment and not with a view to the distribution of the interest, is fully able to bear the economic risks of becoming a Limited Partner and has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks inherent in becoming a Limited Partner.

     (b) Each of the Partners represents and warrants to the other Partners that, except as heretofore disclosed in writing to the other Partners or as acquired by or on behalf of the Partnership pursuant to this Agreement, neither it nor any of its Affiliates beneficially owns any Securities of the Target Company or the right to acquire any such Securities.

     10.6  Purchase of Securities of Target Company.  Each Partner agrees that
           ----------------------------------------
except as provided herein or with the consent of all the Partners, neither it nor any of its Affiliates will, directly or indirectly, from and after the date hereof and until the dissolution and termination of the Partnership, (x) acquire, for its own account or for the account of any Person for which it exercises investment discretion, record or beneficial ownership, or dispose, of Securities of the Target Company (or the right to acquire Securities of the Target Company), or (y) act or agree to act together or in concert with any other Person for the purpose of acquiring, holding, voting or disposing of any Securities of the Target Company. The agreement contained in this Section 10.6 shall survive the Withdrawal of any Partner from the Partnership and shall terminate upon the conclusion of the term of the Partnership.

     10.7  Accuracy of Information.  Each Partner shall furnish to the General
           -----------------------
Partner all information regarding such Partner or its

Affiliates required for inclusion in any documents to be prepared or filed in connection with the business of the Partnership, including, without limitation, all information required to be disclosed pursuant to Rule 13d of the Securities Exchange Act of 1934 and any other federal and state securities laws, and all such information will be true and correct in all material respects and will not omit to state any material fact necessary to be stated therein in order that such information not be misleading.

     10.8  Compliance with Applicable Laws.  Such Partner is and will remain in
           -------------------------------
compliance with all laws and regulations applicable to the subject matter of this Agreement.

                                   ARTICLE XI

                               POWER OF ATTORNEY
                               -----------------

     11.1  Grant of Power of Attorney.  Each Limited Partner, by the execution
           --------------------------
of this Agreement, or by authorizing such execution on his behalf, does irrevocably make, constitute and appoint the General Partner, with full power of substitution and resubstitution, as its true and lawful attorney and agent, with full power and authority in his name, place and stead to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

     (a) the Certificate, fictitious or assumed name certificates and other certificates and instruments (including counterparts of this Agreement) which the General Partner deems necessary or desirable to qualify or continue the Partnership as a limited partnership or to conduct the business of the Partnership in the jurisdictions in which the Partnership may conduct business or own or lease property;

     (b) all certificates of dissolution, conveyances and other instruments which the General Partner deems necessary or desirable to effect the dissolution and termination of the Partnership;

     (c) all instruments, reports or filings required to be filed by the Partnership or any Partners in connection with the business or dealings of the Partnership pursuant to federal or state securities laws, rules or regulations; and

     (d) any other instrument which is now or may hereafter be required by law to be filed on behalf of the Partnership or which is required to reflect the exercise by the General Partner of any power granted to it under this Agreement in connection with the conduct of the Partnership's business.

                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

     12.1  Binding Effect; Amendment.  This Agreement constitutes the entire
           -------------------------
agreement among the parties relating to the subject matter hereof and supersedes any prior agreement or understanding among them relating to such subject matter. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns. This Agreement may not be amended or modified without the prior written consent of all the Partners.

     12.2  Section Headings.  Headings contained in this Agreement are inserted
           ----------------
only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

     12.3  Governing Law.  This Agreement and the rights of the parties
           -------------
hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     12.4  Dispute Resolution.  The parties hereto covenant and agree that in
           ------------------
the event of any dispute arising out of the terms and conditions of this Agreement that they consent and submit to the jurisdiction of the federal or state courts located in the State of New York, City of New York, Borough of Manhattan and of the federal or state courts located in the State of Delaware, City of Wilmington.

     12.5  Severability.  Each provision of this Agreement is intended to be
           ------------
severable. If any term or provision of this Agreement or the application of any such term or provision to any Person or circumstance shall be held illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement or the application of the remainder of the Agreement to all Persons or circumstances other than those to which it is held invalid or illegal.

     12.6  Waiver.  No waiver of any provision hereof shall be effective unless
           ------
in writing, and no such waiver shall be deemed a waiver of such provision in the future or a waiver of any other provision.

     12.7  Cooperation.  The parties hereto covenant and agree that they will
           -----------
execute such other and further instruments and documents as in the opinion of the General Partner are or may be necessary or convenient to effectuate and carry out the Partnership created by this Agreement and its business.

     12.8  Fiscal Year.  The fiscal year of the Partnership is the calendar
           -----------
year.

     12.9  Investment of Partnership Funds.  All funds of the Partnership which
           -------------------------------
are not otherwise employed in the Partnership's business shall be kept in interest-bearing accounts or instruments as shall be designated by the General Partner.

     12.10  Indemnification.  (a) To the fullest extent permitted by law, the
            ---------------
Partnership will indemnify and hold harmless the General Partner and each stockholder, director, officer, partner, controlling person, employee, representative or agent thereof (each, an "Indemnitee") from and against any and all losses, claims, expenses, damages or liabilities to which an Indemnitee may become subject in connection with any matter arising out of or in connection with the Partnership's business or affairs, except to the extent that any such loss, claim expense, damage or liability results solely from the willful misfeasance or bad faith of the Indemnitee. If for any reason (other than the willful misfeasance or bad faith of the Indemnitee) the foregoing indemnification is unavailable or insufficient to hold the Indemnitee harmless, then the Partnership shall contribute to the amount paid or payable by the Indemnitee as a result of such loss, claim, damage, expense or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Partnership on the one hand and the Indemnitee on the other hand but also the relative fault of the Partnership and the Indemnitee, as well as any relevant equitable considerations.

     (b) In the event that an Indemnitee becomes involved in any capacity in any action, proceeding or investigation brought by or against any person (including any Limited Partner) in connection with any matter arising out of or in connection with the Partnership's business or affairs (including a breach of this Agreement by the Limited Partner), the Partnership will periodically reimburse the Indemnitee for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, provided that the Indemnitee shall promptly repay to the Partnership the amount of any such reimbursed expenses paid to it if it shall ultimately be determined by a final non-appealable judgment of a court of competent jurisdiction that such Indemnitee is not entitled to be so indemnified by the Partnership in connection with such action, proceeding or investigation.

     (c)  The rights to indemnification and reimbursement provided for in this
Section 12.10 may be satisfied only out of the assets of the Partnership. None of the Partners shall be personally liable for any claim for indemnification or reimbursement under this Section 12.10.

     12.11  Liability of Partners.  (a) Neither the General Partner, nor any of
            ---------------------
its Affiliates nor any stockholder, director, officer, partner, controlling person, employee, representative or agent thereof shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any Partner or to any successor, assignee or transferee of the Partnership or of any Partner for (i) any act or omission performed or omitted by it, or for any costs, damages or liabilities arising therefrom, in the absence of willful misfeasance or bad faith by the General Partner, (ii) any tax liability imposed on the Partnership or any Limited Partner or (iii) any losses due to the negligence of any employees, brokers or other agents of the Partnership (whether or not such persons are directly employed by the General Partner).

     (b) Except as otherwise provided by state law, a Limited Partner shall not be liable for any debts or bound by any obligations of the Partnership, except each Limited Partner shall be obligated to make its full Capital Contribution upon the terms specified in this Agreement. None of the Limited Partners shall be liable for the debts or liabilities of any other Partner. Each Limited Partner by execution of this Agreement represents and warrants to every other Partner and to the Partnership that such Limited Partner will not take any action which would cause such Limited Partner to become liable for the obligations of the Partnership or otherwise engage in conduct which would cause any other person reasonably to believe that such Limited Partner is a general partner of the Partnership.

     12.12  Confidentiality.  Each Partner represents and warrants that it has
            ---------------
not and agrees that it will not, and will direct such of its directors, partners, officers, employees, attorneys, representatives, advisors and Affiliates controlled by it as are privy to such knowledge not to, until such time as the General Partner on behalf of the Partnership has publicly disclosed the same and notified each such Partner that it has done so, disclose to any Person either the existence or terms of this Agreement or its subject matter or the identity of the Partners; provided, however, that the General Partner will
                              --------  -------
not disclose such information without the prior written consent of all Partners or the written opinion of counsel that such disclosure is necessary. Without limiting the generality of the foregoing, no Partner shall confirm any statement made by third parties regarding this Agreement or such discussions or information. In the event that a Partner receives either a request to disclose all or any part of the foregoing under the terms of a valid and effective subpoena or order issued by a court or government agency of competent jurisdiction or advice of legal counsel that disclosure is otherwise legally required under applicable law, such Partner agrees, prior to making such disclosure: (i) immediately to notify all other Partners of the existence and terms of, and the circumstances surrounding, such request or advice, (ii) to consult with the other Partners on the advisability of taking legally available steps to resist or narrow any such request or otherwise to obviate the need for such disclosure and (iii) if disclosure of such information is required, to exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information as the General Partner so designates. The agreement contained in this Section 12.12 shall survive the Withdrawal of any Partner or any termination or dissolution of the Partnership.

     12.13  No Third-Party Beneficiary.  The terms and provisions of this
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Agreement are intended solely for the benefit of the Partners (and those persons specifically entitled to indemnification under this Article XII), and, except as aforesaid, it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

     12.14  Counterparts.  This Agreement may be executed in several
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counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, and it shall not be necessary that each counterpart be signed by all the Partners so long as each Partner shall have executed a counterpart which has been delivered to the other Partners.

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